Exhibit 99.2

COOPERATION AGREEMENT
This Cooperation Agreement (this “Agreement”), dated as of February 28, 2019, is by and among Elliott Associates, L.P., a Delaware limited partnership, Elliott International, L.P., a Cayman Islands limited partnership, and Elliott International Capital Advisors Inc., a Delaware corporation (each, an “Elliott Party,” and together, the “Elliott Parties”), and eBay Inc., a Delaware corporation (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Elliott Parties and the Company agree as follows:
1.New Directors.
(a)New Director Appointments. As promptly as practicable following the date of this Agreement, the Board of Directors of the Company (the “Board”) shall take such actions as are necessary to increase the size of the Board and appoint Jesse Cohn (the “Investor Designee”) and Matt Murphy (the “New Independent Director,” and together with the Investor Designee, the “Initial Directors”) as new members of the Board. The Elliott Parties shall have the right, exercisable in the Elliott Parties’ sole discretion, at any time following the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), to privately recommend to the Company one (1) additional director (when appointed, the “Additional Independent Director,” and together with the Initial Directors, the “New Directors”) for appointment to the Board, selected from a list collectively developed by the Company and the Elliott Parties, with such appointment to take effect no later than ten (10) business days after the Elliott Parties make such selection. The size of the Board will be determined by the Board, provided that the Board will increase the size of the Board as necessary to enable the appointment of the New Directors in accordance with the Amended and Restated Bylaws of the Company (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”).
(b)Nomination of New Directors at the 2019 Annual Meeting and the 2020 Annual Meeting. The Company agrees that, provided that a New Director is able and willing to serve on the Board and, except with respect to Mr. Cohn, continues to be a Qualified Director (as defined below):
(i)at the 2019 Annual Meeting, the Board will nominate such Initial Director, together with the other persons included in the Company’s slate of nominees for election as director at the 2019 Annual Meeting in accordance with this Section 1(b), as a director of the Company, with a term expiring at the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”);
(ii)at the 2020 Annual Meeting, the Board will nominate such New Director, together with the other persons included in the Company’s slate of nominees for election as director at the 2020 Annual Meeting in accordance with this Section 1(b), as a director of the Company, with a term expiring at the Company’s 2021 Annual Meeting of Stockholders;
(iii)the Board will recommend that the stockholders of the Company vote to elect such Initial Director as a director of the Company at the 2019 Annual Meeting and such New Director at the 2020 Annual Meeting; and
(iv)the Company will use its reasonable best efforts (which will include the solicitation of proxies) to obtain the election of such Initial Director at the 2019 Annual Meeting and such New Director at the 2020 Annual Meeting (for the avoidance of doubt, the Company will only be required to use substantially the same level of efforts and provide substantially the same level of support as is used and/or provided for the other director nominees of the Company with respect to the 2019 Annual Meeting and the 2020 Annual Meeting, respectively).
(c)New Director Agreements, Arrangements and Understandings. Each of the Elliott Parties agrees that neither it nor any of its Affiliates or Associates (each as defined below) (a) will pay any compensation to any New Director (including any Replacement New Director (as defined below)) regarding such person’s service on the Board or any committee thereof or (b) will have any agreement, arrangement or understanding, written or oral, with any New Director (including any Replacement New Director) regarding such person’s service on the Board or any committee thereof (including pursuant to which such person will be compensated for his or her service as a director on, or nominee for election to, the Board or any committee thereof). The Company hereby acknowledges that no Company Policy (as defined below) shall be violated by the Investor Designee receiving indemnification and/or reimbursement of expenses from the Elliott Parties or their respective Affiliates, provided that the Investor Designee neither accepts nor receives compensation from the Elliott Parties or their respective Affiliates with respect to the Investor Designee’s service or action as a director of the Company.
(d)Replacement New Directors.
(i)The Company and the Elliott Parties have also worked cooperatively together to identify a discrete list of final potential director candidates (each, an “Approved Candidate”).
(ii)If the Additional Independent Director (or the Replacement Additional Independent Director (as defined below)) is unable or unwilling to serve as a director, resigns as a director, is removed as a director or ceases to be a director for any other reason (including as the result of a failure to receive the requisite number of votes at the 2020 Annual Meeting) prior to the 2020 Annual Meeting, and at such time the Elliott Parties beneficially own a “net long position” of at least 2% (the “Minimum Ownership Threshold”) of the then outstanding shares of Company Common Stock (as defined below), as promptly as practicable, the Elliott Parties and the Company will cooperate in good faith to select, and the Company will appoint, a substitute director acceptable to the Company and the Elliott Parties (the “Replacement Additional Independent Director”) to serve as a director of the Company for the remainder of the Additional Independent Director’s term, which Replacement Additional Independent Director will be a Qualified Director (it being understood that an Approved Candidate will be deemed acceptable to the Company and the Elliott Parties). Effective upon the appointment of the Replacement Additional Independent Director to the Board, such Replacement Additional Independent Director will be considered the Additional Independent Director for all purposes of this Agreement.
(iii)If the Investor Designee (or the Replacement Investor Designee (as defined below)) is unable or unwilling to serve as a director, resigns as a director, is removed as a director or ceases to be a director for any other reason (including as the result of a failure to receive the requisite number of votes at the 2019 Annual Meeting or the 2020 Annual Meeting) prior to the 2020 Annual Meeting, and at such time the Elliott Parties beneficially own at least the Minimum Ownership Threshold, the Elliott Parties and the Company will cooperate in good faith to select, and the Company will appoint, a substitute director acceptable to the Company and the Elliott Parties (the “Replacement Investor Designee”) to serve as a director of the Company for the remainder of the Investor Designee’s term, which Replacement Investor Designee will be a Qualified Director (it being understood that an Approved Candidate will be deemed acceptable to the Company and the Elliott Parties). Effective upon the appointment of the Replacement Investor Designee to the Board, such Replacement Investor Designee will be considered the Investor Designee for all purposes of this Agreement.

(e)New Director Information. As a condition to a New Director’s appointment to the Board and any subsequent nomination for election as a director at any future Company annual meeting of stockholders, a New Director will provide any information the Company reasonably requires, including information required to be disclosed in a proxy statement or other filing under applicable law, stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and will consent to appropriate background checks, to the extent, in each case, consistent with the information and background checks required by the Company in accordance with past practice with respect to other members of the Board. If, following the completion of the Company’s initial background review process, the Board learns of any information that would in good faith constitute grounds for a removal of such New Director from the Board for cause, then the Board may request that the New Director submit his or her resignation (if such New Director has already been appointed to the Board in accordance with Section 1(a)) and, in such case, a Replacement New Director shall be selected as provided in Section 1(d).
(f)Company Policies. The parties hereto acknowledge that each of the New Directors, upon appointment to the Board, will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policy, and other governance guidelines and policies of the Company as other directors of the Company (collectively, “Company Policies”), and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation and fees, as are applicable to all independent directors of the Company.
(g)Limitation of Appointment Right. The Company’s obligations under this Section 1 shall terminate, and the Elliott Parties shall have no designation or nomination or other rights under this Section 1, upon the earlier of: (i) such time as the Elliott Parties beneficially own less than the Minimum Ownership Threshold, (ii) such time as any Elliott Party or other Restricted Person (as defined below) breaches in any material respect any of the terms of this Agreement (including Section 2), or (iii) such time as Mr. Cohn notifies the Company of his intent to resign from the Board and the Elliott Parties irrevocably waive in writing any right to have a replacement director appointed for Mr. Cohn. In such case, if Mr. Cohn is on the Board, he shall promptly offer to resign from the Board (and, if requested by the Company, promptly deliver his written resignation to the Board for his immediate resignation, it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignation). The Elliott Parties agree to cause, and agree to cause their respective Affiliates and Associates to cause, Mr. Cohn to resign from the Board if he fails to resign if and when requested pursuant to this Section 1(g).
(h)Existing Director. The Company plans that, within one (1) year following the date of this Agreement, one (1) director of the Board as of the date hereof, the identity whom will be determined by the Company in its sole discretion, will depart from the Board (whether by retirement, resignation, not standing for re-election or otherwise).
2.Cooperation.
(a)Non-Disparagement. Each of the Elliott Parties and the Company agrees that, from the date of this Agreement until the Expiration Time (as defined below) (such period, the “Cooperation Period”), the Company, each Elliott Party and Mr. Cohn shall refrain from making, and shall cause its respective Affiliates and Associates and its and their respective principals, directors, members, general partners, officers and employees not to make or cause to be made any statement or announcement (including any statement or announcement that can reasonably be expected to become public) that constitutes an ad hominem attack on, or that otherwise disparages, defames, slanders, impugns or is reasonably likely to damage the reputation of, (A) in the case of any such statements or announcements by any of the Elliott Parties, Mr. Cohn or their related parties: the Company and its Affiliates or any of their current or former officers, directors or employees, and (B) in the case of any such statements or announcements by the Company or its related parties: the Elliott Parties and their current or former principals, directors, members, general partners, officers or employees, in each case including (x) in any statement (oral or written), document or report filed with, furnished or otherwise provided to the SEC (as defined below) or any other governmental agency, (y) in any press release or other publicly available format or (z) to or through any journalist or member of the media (including, in a television, radio, newspaper or magazine interview or Internet or social media communication), stockholder, sell-side or buy-side analyst or other person (such statements, “Disparaging Statements”); provided that with respect to statements to any stockholder, sell-side or buy-side analyst or other person, an unpremeditated, private, informal remark that is not part of any coordinated communication or campaign and is not intended or designed to circumvent, directly or indirectly, the restrictions contemplated by this Section 2(a) will not be deemed a breach of this Section 2(a). The foregoing shall not restrict the ability of any person to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought or to enforce such person’s rights hereunder.
(b)Voting of the Elliott Parties’ Shares. During the Cooperation Period, each Elliott Party will cause all of the outstanding shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) that such Elliott Party or any of its Affiliates or Associates have the right to vote as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted at any meeting of stockholders or at any adjournments or postponements thereof, and to consent in connection with any action by written consent in lieu of a meeting, (w) in favor of each director nominated and recommended by the Board for election at any such meeting or through any such written consent (including the New Directors), (x) against any stockholder nominations for director that are not approved and recommended by the Board for election at any such meeting or through any such written consent, (y) against any proposals or resolutions to remove any member of the Board and (z) in accordance with recommendations by the Board on all other proposals or business that may be the subject of stockholder action at such meetings or written consents; provided, however, that the Elliott Parties shall be permitted to vote in their sole discretion on proposals related to any Extraordinary Transaction (as defined below).
(c)Standstill. During the Cooperation Period, each Elliott Party will not, and will cause its Affiliates and Associates and its and their respective principals, directors, general partners, officers, employees, and agents and representatives acting on their behalf (collectively with the Elliott Parties, the “Restricted Persons”) to not, directly or indirectly, without the prior written consent of the Board:
(i)acquire, or offer, seek or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of beneficial ownership of any securities of the Company or assets of the Company, or rights or options to acquire any securities of the Company or assets of the Company, or engage in any swap or hedging transactions or other derivative agreements of any nature with respect to securities of the Company, in each case if such acquisition, offer, agreement or transaction would result in the Elliott Parties (together with their respective Affiliates and Associates) having beneficial ownership of or aggregate economic exposure to more than 7.5% of the shares of Company Common Stock outstanding at such time (provided, that the foregoing percentage shall be deemed to be 9.9% from and after such time as the Additional Independent Director has been initially appointed to the Board);
(ii)(A) request or call for (publicly or otherwise) (or for the avoidance of doubt support another person’s request or call for) a special meeting of the Company’s stockholders or action by written consent (or the setting of a record date therefor), (B) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, except as expressly set forth in

Section 1, (C) make or be the proponent of any stockholder proposal to the Company, (D) seek, alone or in concert with others (including through any “withhold” or similar campaign), the removal of any member of the Board or (E) conduct a referendum of stockholders;
(iii)make any request for stock list materials or other books and records of the Company or any of its subsidiaries under Section 220 of the DGCL or other statutory or regulatory provisions providing for stockholder access to books and records;
(iv)engage in any “solicitation” (as such term is used in the proxy rules of the SEC excluding for the avoidance of doubt carve-outs relating to solicitations of ten or fewer stockholders) of proxies or consents, or intentionally and deliberately advise, encourage or influence any person with respect to the voting of any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities, with respect to the election or removal of directors or any other matter or proposal or become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents;
(v)submit (publicly or otherwise) a proposal for, or offer of (with or without conditions), or participate in any way in, either alone or in concert with others, any tender offer, exchange offer, merger, amalgamation, consolidation, acquisition, business combination, recapitalization, consolidation, restructuring, liquidation, dissolution or similar extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities or assets (an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict an Elliott Party from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other stockholders of the Company);
(vi) make any public proposal with respect to (A) any change in the number of directors or the filling of any vacancies on the Board, (B) any change in the capitalization, capital allocation policy or dividend policy of the Company, (C) any other change in the Company’s management, business or corporate structure, (D) any waiver, amendment or modification to the Company’s Certificate of Incorporation or Bylaws, or other actions which may impede the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act (as defined below);
(vii)knowingly encourage or intentionally and deliberately advise or influence any other person or intentionally and deliberately assist any person in so encouraging, advising or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or act or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter, if applicable), or otherwise form, join, knowingly encourage or participate in any “group” as defined in Section 13(d)(3) of the Exchange Act, with respect to any securities of the Company (other than a “group” solely including other Restricted Persons with respect to any securities of the Company now or hereafter owned by them);
(viii)enter into a voting trust, arrangement or agreement or subject any securities of the Company to any voting trust, arrangement or agreement (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), other than granting proxies in solicitations approved by the Board;
(ix)engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company and would, in the aggregate or individually, result in the Elliott Parties ceasing to have a “net long position” in the Company;
(x)sell, offer or agree to sell, all or substantially all, directly or indirectly, through swap or hedging transactions or otherwise, voting rights decoupled from the underlying Company Common Stock held by a Restricted Person to any third party;
(xi)make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to, or otherwise comment publicly about, the Board or the Company’s management, strategy, operations, financial results or any transactions involving the Company or any of its subsidiaries, except for such statements made with the Company’s prior written consent, that are supportive of the Company’s management and Board, or that are otherwise consistent with the Press Release (as defined below) or the provisions of this Agreement (it being understood that the Restricted Persons shall be free to comment on the merits of any publicly proposed Extraordinary Transaction for the Company or all or substantially all of its assets proposed by a person other than the Elliott Parties that was not encouraged, facilitated or solicited by any Restricted Person);
(xii)institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company, its Affiliates or any of their respective current or former directors or officers (including derivative actions); provided, however, that for the avoidance of doubt the foregoing shall not prevent any Restricted Person from (A) bringing litigation to enforce the provisions of this Agreement instituted in accordance with and subject to Section 10, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against a Restricted Person, (C) bringing bona fide commercial disputes that do not in any manner relate to the subject matter of this Agreement (including the Press Release) or the topics covered in the correspondence between the Company and the Restricted Persons prior to the date hereof, or (D) exercising statutory appraisal rights; provided, further, that the foregoing shall also not prevent the Restricted Persons from responding to or complying with a validly issued legal process;
(xiii)enter into any negotiations, agreements (whether written or oral), arrangements or understandings with, or finance or intentionally and deliberately advise, assist or encourage, any third party to take any action that the Restricted Persons are prohibited from taking pursuant to this Agreement;
(xiv)make any request or submit any proposal to amend or waive the terms of this Agreement (including this clause), in each case publicly or which would reasonably be expected to result in a public announcement or disclosure of such request or proposal; or
(xv)take any action that could reasonably be expected to cause or require the Company to make a public disclosure with respect to any of the foregoing;
provided, that the restrictions in this Section 2(c) shall terminate automatically upon the earliest of (i) upon five (5) business days’ prior written notice by the Elliott Parties following a material breach of this Agreement by the Company (including, without limitation, a failure to appoint the New Directors in accordance with Section 1, a failure to appoint the New Directors to the applicable committee of the Board in accordance with the agreed upon resolutions or consents of the Board regarding such committee appointments in connection with the approval of this Agreement, or a failure to issue the Press Release in accordance with Section 3) if such breach has not been cured within such notice period, provided that the Elliott Parties are not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period, (ii) following such time as Mr. Cohn is not a member of the Board, the announcement by the Company of its entry into a definitive agreement with respect to any Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Company Common Stock and which Extraordinary Transaction was not encouraged, facilitated or solicited by any of the Restricted Persons, (iii) following such time as Mr. Cohn is not a member of the Board, the commencement of any tender or exchange offer (by a person other than the Elliott Parties or their Affiliates and which offer was not encouraged, facilitated or solicited by any of the Restricted Persons) which, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Company Common Stock, where the Company files a Schedule 14D-9 (or any amendment thereto), other than a “stop, look and listen” communication by the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act, that does not recommend that the Company’s stockholders reject such tender or exchange offer, or (iv) following such time as Mr. Cohn is not a member of the Board, such time as the Company issues a definitive proxy statement or proxy card in connection with the 2019 Annual Meeting or 2020 Annual Meeting that does not nominate and/or recommend the election of the New Directors in all material respects in accordance with the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 2(c) or elsewhere in this Agreement shall prohibit or restrict the Investor Designee in his personal capacity as a director from exercising his rights and fiduciary duties as a director of the Company or restrict his discussions solely among other members of the Board and/or management, advisors, representatives or agents of the Company; provided that any such discussions are limited to communications in his personal capacity as a director.
(d)Private Communications; Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, during the Cooperation Period, the Elliott Parties and their respective Affiliates or Associates may initiate and hold private communications regarding any matter concerning the Company and its Affiliates only with the Board and the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel and Vice President of Investor Relations, in each case, only so long as such private communications would not reasonably be expected to require any public disclosure thereof. Each Elliott Party acknowledges and agrees that the directors of the Company may engage in discussions with the Elliott Parties and their respective Affiliates only subject to, and in accordance with, their respective fiduciary duties and other obligations to the Company and the Company Policies. The Elliott Parties hereby agree that any confidential or proprietary information of the Company that they or their Affiliates or Associates obtain in discussions contemplated by this Section 2(d) will be kept confidential, may be used solely for the purpose of monitoring and evaluating their investment in the Company, and may not be used to make Disparaging Statements.
3.Public Announcement.
(a)Not earlier than 5:00 a.m. Eastern Time and not later than 8:30 a.m. Eastern Time on March 1, 2019, the Company shall issue a press release in the form attached to this Agreement as Exhibit A (the “Press Release”). Substantially concurrently with the release of the Press Release or otherwise by the applicable deadline for the filing of the Current Report on Form 8-K contemplated by this sentence, the Company shall file a Current Report on Form 8-K, which shall be in form and substance reasonably acceptable to the Company and the Elliott Parties (for the avoidance of doubt, nothing herein shall not prohibit the Company from complying with its obligation to file such Current Report by the deadline therefor). Neither of (i) the Company or any of its Affiliates or Associates or (ii) the Elliott Parties or any of their Affiliates or Associates shall make any public statement regarding the subject matter of this Agreement or the matters set forth in the Press Release prior to the issuance of the Press Release.

(b)Neither the Company nor the Elliott Parties, nor any of their respective Affiliates or Associates, will issue a press release in connection with this Agreement, other than as mutually agreed by the Company and the Elliott Parties.
4.Confidentiality; Insider Trading Restrictions. The Company hereby agrees that Mr. Cohn may provide confidential information of the Company to the Elliott Parties and their Affiliates subject to, and solely in accordance with the terms of, a confidentiality agreement which the Elliott Parties agree to execute and deliver to the Company simultaneously with the Elliott Parties’ execution and delivery of this Agreement (the “Confidentiality Agreement”). The Elliott Parties hereby acknowledge that they and their Affiliates are aware that United States securities laws may restrict any person who has material, nonpublic information about a company from purchasing or selling any securities of such company while in possession of such information.
5.Representations and Warranties of the Company. The Company represents and warrants to the Elliott Parties as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the right of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.
6.Representations and Warranties of the Elliott Parties. Each Elliott Party represents and warrants to the Company as follows: (a) such Elliott Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered by such Elliott Party, constitutes a valid and binding obligation and agreement of such Elliott Party and is enforceable against such Elliott Party in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the right of creditors and subject to general equity principles; (c) the execution, delivery and performance of this Agreement by such Elliott Party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Elliott Party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Elliott Party is a party or by which it is bound; and (d) as of the date of this Agreement, the Elliott Parties, their Affiliates and their Associates collectively beneficially own 37,582,649 shares of Company Common Stock, have aggregate economic exposure to 37,582,649 shares of Company Common Stock and have a net long position (as defined in Rule 14e-4 under the Exchange Act) in respect of 37,582,649 shares of Company Common Stock. Each Elliott Party agrees during the Cooperation Period to update and advise the Company of such Elliott Party’s beneficial ownership of shares of Company Common Stock as of such date as the Investor Designee or Additional Independent Director (or any Replacement New Director) ceases to be director. Upon the request of the Company, the

Elliott Parties will also apprise the Company of its then-current beneficial ownership with respect to the shares of Company Common Stock so that the Company may assess whether the Minimum Ownership Threshold has been crossed.
7.Definitions. For purposes of this Agreement:
(a)the terms “Affiliate” and “Associate” have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(b)the terms “beneficial owner” and “beneficially own” have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act except that a person will also be deemed to be the beneficial owner of all shares of the Company’s capital stock which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and all shares of the Company’s capital stock which such person or any of such person’s Affiliates or Associates has or shares the right to vote or dispose;
(c)the term “Expiration Time” means 11:59 p.m., Pacific Time, on the date that is (X) in the event the Additional Independent Director is selected by the Elliott Parties and appointed to the Board prior to the Outside Date (as defined below): the later of (i) the date of the conclusion, including the final certification of results, of the 2020 Annual Meeting and (ii) thirty (30) days following the date on which Mr. Cohn ceases to serve or resigns from the Board or (Y) in the event the Additional Independent Director is not selected by the Elliott Parties and appointed to the Board by the Outside Date: the later of (i) the Outside Date and (ii) thirty (30) days following the date on which Mr. Cohn ceases to serve or resigns from the Board (it being understood for purposes of both of the scenarios contemplated by clause (X) and clause (Y) above, that if Mr. Cohn is no longer a member of the Board, he shall be deemed to continue to be a member of the Board for purposes of this definition of the Expiration Time until such time as the Elliott Parties irrevocably waive in writing any right to have a replacement director appointed for Mr. Cohn);
(d)the term “Independent” means that such person qualifies as independent of the Company under all applicable listing standards, applicable rules of the SEC and publicly disclosed standards used by the Board in determining the independence of the Company’s directors;
(e)the term “Outside Date” means the date that is the earlier of (i) thirty (30) days prior to the first anniversary of the deadline established pursuant to the Bylaws for stockholders to deliver notice to the Company of non-proxy access director nominations to be brought before the 2019 Annual Meeting and (ii) thirty (30) days prior to the deadline established pursuant to the Bylaws for stockholders to deliver notice to the Company of non-proxy access director nominations to be brought before the 2020 Annual Meeting;
(f)the terms “person” or “persons” mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;
(g)the term “Qualified Director” shall mean an individual who (i) qualifies as Independent, (ii) is not an employee, officer, director, general partner, manager or other agent of an Elliott Party or of any Affiliate or Associate of an Elliott Party, (iii) is not a limited partner, member or other investor (unless such investment has been disclosed to the Company) in any Elliott Party or any Affiliate or Associate of an Elliott Party, (iv) does not have any agreement, arrangement or understanding, written or oral, with any Elliott Party or any Affiliate or Associate of an Elliott Party regarding such person’s service as a director on the Board, and (iv) meets all other qualifications required for service as a director set forth in the Bylaws and the Company’s Corporate Governance Guidelines (the “Guidelines”);

(h)the term “Replacement New Director” shall mean the Replacement Additional Independent Director or the Replacement Investor Designee, as applicable; and
(i)the term “SEC” means the U.S. Securities and Exchange Commission.
8.Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard to this Agreement will be in writing and will be deemed validly given, made or served, if (a) given by facsimile or email, when such facsimile is transmitted to the facsimile number set forth below and sent to the email address set forth below (as applicable), and receipt of such facsimile or email (as applicable) is acknowledged, or (b) if given by any other means, when actually received during normal business hours at the address specified in this Section:
if to the Company:
eBay Inc.
2025 Hamilton Avenue
San Jose, California 95125
Attention: General Counsel
Telephone: (866) 540-3229

with a copy to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Daniel A. Neff, Esq.
Sabastian V. Niles, Esq.
Raaj S. Narayan, Esq.
Email:    DANeff@wlrk.com
SVNiles@wlrk.com
RSNarayan@wlrk.com
Fax:    (212) 403-2000

if to the Elliott Parties:
Elliott Associates, L.P.
Elliott International, L.P.
Elliott International Capital Advisors Inc.
40 West 57th Street
New York, New York 10019
Attention: Jesse Cohn
Telephone: (212) 974-6000
Email: jcohn@elliottmgmt.com
Fax: (212) 478-2476

with a copy to:
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Attention: Steve Wolosky
Email:     swolosky@olshanlaw.com
Fax:    (212) 451-2222

9.Expenses. All fees, costs and expenses incurred in connection with this Agreement and all matters related to this Agreement will be paid by the party incurring such fees, costs or expenses.
10.Specific Performance; Remedies; Venue.
(a)The Company and the Elliott Parties acknowledge and agree that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Company and the Elliott Parties will be entitled to injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. FURTHERMORE, THE COMPANY AND EACH ELLIOTT PARTY AGREES (1) THE NON-BREACHING PARTY WILL BE ENTITLED TO INJUNCTIVE AND OTHER EQUITABLE RELIEF, WITHOUT PROOF OF ACTUAL DAMAGES; (2) THE BREACHING PARTY WILL NOT PLEAD IN DEFENSE THERETO THAT THERE WOULD BE AN ADEQUATE REMEDY AT LAW; AND (3) THE BREACHING PARTY AGREES TO WAIVE ANY BONDING REQUIREMENT UNDER ANY APPLICABLE LAW, IN THE CASE ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF. THIS AGREEMENT WILL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
(b)The Company and each Elliott Party (a) irrevocably and unconditionally submits to the personal jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the federal or other state courts located in Wilmington, Delaware), (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (c) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in such courts, (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereunder in any court other than the aforesaid courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8 or in such other manner as may be permitted by applicable law as sufficient service of process, shall be valid and sufficient service thereof.
11.Severability. If at any time subsequent to the date hereof, any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement.
12.Termination. This Agreement will terminate on the expiry of the Cooperation Period. Upon such termination, this Agreement shall have no further force and effect. Notwithstanding the foregoing, Sections 7, 8, 9, 10, 11, 12, 14 (solely with respect to provisions that survive termination of this Agreement), 15, 16, 17 and 18 hereof shall survive termination of this Agreement, and no termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.
13.Counterparts. This Agreement may be executed in one or more counterparts and by scanned computer image (such as .pdf), each of which will be deemed to be an original copy of this Agreement.

14.Affiliates. Each of the Elliott Parties agrees that it will cause its Affiliates, including Elliott Management Corporation, and their respective employees and other representatives, to comply with the terms of this Agreement.
15.No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Company and the Elliott Parties and is not enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other parties, and any assignment in contravention hereof will be null and void.
16.No Waiver. No failure or delay by any party in exercising any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.
17.Entire Understanding; Amendment. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing executed by the Company and the Elliott Parties.
18.Interpretation and Construction. The Company and each Elliott Party acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by the Company and each Elliott Party, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.
ELLIOTT PARTIES

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Capital Advisors, L.P., as General Partner

By:	Braxton Associates, Inc., as General Partner

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

ELLIOTT INTERNATIONAL, L.P.

By:	Elliott International Capital Advisors Inc., as Attorney-in-Fact

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President
*  *  *  *
THE COMPANY
eBay Inc.

By:	/s/ Devin N. Wenig

Name:	Devin N. Wenig

Title:	President and Chief Executive Officer

[Signature Page to Cooperation Agreement]

Exhibit A
Form of Press Release

Draft - Privileged and Confidential
For Internal Use Only

CONFIDENTIAL DRAFT RELEASE - NOT FOR DISTRIBUTION
eBay Announces Strategic Initiatives to Enhance Performance
Initiates Operating Review
Commences Strategic Review of Its Portfolio
Adds Independent Directors, Jesse Cohn and Matt Murphy, to the Board
SAN JOSE, Calif., [March 1, 2019] -- eBay Inc. (NASDAQ: EBAY) today announced several new initiatives with the goal of positioning eBay for ongoing success and value creation. These initiatives include an operating review and the commencement of a strategic review of the Company’s portfolio of assets, including StubHub and eBay Classifieds Group. eBay has worked collaboratively with Elliott Management, Starboard Value, and other significant shareholders on these initiatives, which include the addition of two new independent directors to the Board.
In a process initiated by eBay’s Board of Directors and management late in 2018, these initiatives build on the capital allocation measures announced by eBay in January, including the introduction of a quarterly dividend and the return of $7 billion of capital to shareholders over the next two years. Additionally, eBay is highly focused on driving meaningful operational improvement. This is demonstrated by recently announced significant restructuring measures, including streamlining operations by consolidating the Company’s Marketplaces regions under a single global leadership team while also funding significant incremental investments in payments and advertising initiatives.
Devin Wenig, President and CEO of eBay Inc., stated: “Over the course of the last two months, we’ve met with a number of shareholders to understand their views. The bottom line is that we all share common ground: we see tremendous opportunity ahead and want to see eBay’s full potential realized over the long-term. The initiatives we are announcing today are the result of this constructive dialogue.”
Jesse Cohn, Partner at Elliott, stated: “Our discussions with Devin and the Board have been positive and productive, and we are pleased to have worked collaboratively to reach this agreement. We are confident that the initiatives announced today will drive meaningful shareholder value. Personally, I am looking forward to joining the Board and working with my fellow directors towards our mutual goal of positioning eBay for success and value creation.”
Peter Feld, Managing Member of Starboard Value, stated: “We are pleased with the changes underway at eBay and look forward to seeing the results of the Company’s announced operating and strategic reviews. We welcome the new directors to eBay and expect to maintain an ongoing and constructive dialogue with management and the Board.”
Initiates Operating Review
eBay announced today the initiation of an operating review, which will be led by the eBay management team and overseen by the Board of Directors. The operating review will target operational excellence and will build upon the recently announced reorganization and restructuring measures in order to drive enhanced revenue and operating income growth. eBay intends to announce the findings and targets from this review at an event in the Fall.
Commences Strategic Review of Portfolio Alongside Advisors
eBay, with the assistance of external financial advisors, has initiated a strategic review of its asset portfolio, including but not limited to StubHub and eBay Classifieds Group.
There can be no assurance that the strategic review being undertaken will result in a sale, spin-off or other business combination involving eBay’s assets. eBay does not intend on making further public announcements regarding the strategic review unless and until the Board has approved a course of action requiring disclosure.
Adds New Directors to eBay Board
In support of these strategic initiatives and consistent with its commitment to board refreshment, eBay will immediately add Jesse Cohn of Elliott and Matt Murphy of Marvell Technology to the Board of Directors. Further,

Draft - Privileged and Confidential
For Internal Use Only

eBay will add a third new independent director later in the year and continue to examine how the Board can maintain the appropriate mix of skills, qualifications and diversity of backgrounds to best represent the Company’s stockholders.
“We are confident that both Jesse and Matt will add valuable experience and perspective to our board, and we look forward to working with them to execute our strategy and best serve all our shareholders,” added eBay’s Wenig.

Cooperation Agreements
eBay has entered into a cooperation agreement with affiliates of Elliott, who hold more than a 4% economic interest in eBay. eBay has also entered into a cooperation agreement with affiliates of Starboard Value, who hold an economic interest of approximately 1% in eBay. Under the terms of their respective agreements, each of Elliott and Starboard have agreed to certain standstill, voting, and other provisions with eBay. The cooperation agreements will be filed on a Form 8-K with the Securities and Exchange Commission.

Goldman Sachs & Co. LLC is acting as financial advisor to eBay, and Wachtell, Lipton, Rosen & Katz is acting as legal counsel.
# # #
About Jesse Cohn: Cohn is a Partner, member of the Management Committee, and the Head of U.S. Equity Activism at Elliott Management Corporation. Mr. Cohn’s primary responsibility is to manage U.S. equity activist efforts, and he spends considerable time focusing on Elliott’s technology investments. Mr. Cohn serves on the Board of Directors of Citrix Systems, Inc. and is a member of the Advisory Board at the Harvard Law School Program on Corporate Governance. Prior to joining Elliott in 2004, Mr. Cohn was an Analyst in the mergers and acquisitions group at Morgan Stanley. He earned his B.S. in Economics from the University of Pennsylvania’s Wharton School of Business, from which he graduated summa cum laude.
About Matt Murphy: Murphy is President and Chief Executive Officer of Marvell Technology. He has led the company since joining in July 2016 and also serves as a member of the company’s Board of Directors. Prior to Marvell, Matt worked for Maxim Integrated in a series of business leadership roles over two decades. Most recently, he served as Executive Vice President of Business Units and Sales & Marketing, overseeing all product development and go-to-market activities. Murphy earned a B.A. from Franklin & Marshall College, and is also a graduate of the Stanford Executive Program. He serves on the board of directors of the Global Semiconductor Alliance (GSA), and Semiconductor Industry Association (SIA), where he was elected SIA Board Chair for 2018.
About eBay: eBay Inc. (NASDAQ: EBAY) is a global commerce leader including the Marketplace, StubHub and Classifieds platforms. Collectively, we connect millions of buyers and sellers around the world, empowering people and creating opportunity for all. Founded in 1995 in San Jose, Calif., eBay is one of the world's largest and most vibrant marketplaces for discovering great value and unique selection. In 2018, eBay enabled $95 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.
# # #
Forward-Looking Statements
This communication contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries.  These statements are based on eBay’s current expectations, forecasts and assumptions and involve risks and uncertainties.   Actual results could differ materially from those predicted or implied in this communication for a variety of reasons. You can find more information about risks, uncertainties and other factors that could affect our operating results in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting eBay’s Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov.  You should not rely on any forward-looking statements. All information in this communication is as of March 1, 2019, and we do not intend and undertake no duty to update this information.
Investor Relations Contact: Selim Freiha, ir@ebay.com
Media Relations Contact: Steve Wymer, press@ebay.com